UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 9, 2004

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 9, 2004, St. Jude Medical, Inc. (the “Company”) was served with a lawsuit captioned: Spring Partners, LLC on behalf of itself and all others similarly situated v. Graydon E. Beatty, James W. Bullock, Robert G. Hauser, M.D., Mark T. Wagner, Warren S. Watson, Richard D. Randall, Richard J. Nigon, Jean-Paul Peltier, Endocardial Solutions, Inc., and St. Judge [sic] Medical, Inc. This suit was filed in Ramsey County, Minnesota District Court. The Complaint seeks class action status and alleges that the directors and officers of Endocardial Solutions, Inc. (“ESI”) will obtain benefits from the proposed acquisition by the Company which will not be shared equally with the public shareholders, that the directors of ESI breached their fiduciary duties, that the proxy statement for the acquisition (which has been filed with the SEC, but not yet mailed) fails to disclose certain details and that the Company aided and abetted the breach of fiduciary duty. The Complaint seeks injunctive relief, recision, and damages and attorney’s fees, expert’s fees and costs together with interest.

The Company considers this suit to be without merit and intends to proceed to close the proposed acquisition of ESI as soon as possible.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of November, 2004.

ST. JUDE MEDICAL, INC.

By: /s/ Kevin T. O'Malley
Kevin T. O'Malley Vice President and General Counsel